AMENDED AND RESTATED                  Exhibit 10-f
                     CONSOLIDATED ACQUISITION AGREEMENT

	AGREEMENT made this 6th day of June, 2005 by and among HEADLINERS ENTERTAINMENT GROUP, INC., a Delaware corporation with offices at 501 Bloomfield Avenue, Montclair, NJ 07042 ("Headliners"), PAUL BUTLER, with offices at 6728 Hyland Croy, Dublin, OH 43016 ("Butler"), JON H. FIELD, with offices at 6728 Hyland Croy, Dublin, OH 43016 ("Field"), and JHF PROPERTY HOLDINGS, LLC, d/b/a JHF PROPERTIES, LLC, an Ohio limited liability company with offices at 6728 Hyland Croy, Dublin, OH 43016 ("JHF")

	WHEREAS, Headliners, Butler and JHF executed a Consolidated Acquisition Agreement dated March 29, 2005 pursuant to which Headliners acquired from Butler and JHF (referred to herein collectively as the "Transferors") equity interests in seven limited liability companies that operate dance clubs under several service marks, including "Banana Joe's," "Margarita Mama's," "Red Cheetah," "Parrot Beach" and "Cactus Cafe" (collectively, the "JHF Marks"); and

	WHEREAS, the parties wish to amend the terms of the Consolidated Acquisition Agreement made on March 29, 2005, to add Field as a party to the agreement, and to restate the entire agreement as amended.

	NOW, THEREFORE, it is agreed:

A.	TERMINATION OF BUTLER AGREEMENT AND PROJECTS AGREEMENT

        The "Properties Acquisition Agreement - Butler" dated June 23, 2004 and the "Project Acquisition Agreement" dated June 23, 2004, both of which were modified by an Omnibus Modification Agreement dated November
22, 2004, are hereby terminated, and shall have no further force or effect.

I.	ACQUISITION OF PROPERTIES

        1.1	The Properties.  JHF manages entertainment facilities in
Cincinnati, Kansas City, Tucson, Jackson, Omaha, Louisville and Hampton that carry on business under one of the JHF Marks (the "Projects"). Each Project is owned and operated by an Ohio limited liability company (a "Project Owner") as follows:

        a.      1133 Sycamore St. LLC (Cincinnati)
        b.      4115 Mill Street LLC (Kansas City)
        c.      296 N. Stone LLC (Tucson)
        d.      6107 Ridgewood Rd LLC (Jackson)
        e.      1299 Farnam St LLC (Omaha)
        f.      JP 4th Street Line LLC (Louisville)
        g.      JEP, Power Plant Way, LLC (Hampton)

        Each of the Project Owners has a single member, who is Paul Butler. Each of the Project Owners is managed by JHF pursuant to a management agreement that provides for payment to JHF of the net cash flow of the Projects. Field is the sole member of JHF.

	1.2	Initial Closing.  On the Initial Closing Date, the following shall be deemed to have occurred:

        a. The Transferors have transferred to Headliners all of their record and equity interest in the five Project Owners other than JP 4th Street Line LLC ("Louisville") and JEP, Power Plant Way, LLC
("Virginia").

        b. The Transferors shall be deemed to have assigned to Headliners the right to receive the Net Cash Flow of Louisville until the earlier of
(a) a Second Closing pursuant to Section 1.3 hereof or (b) a termination of the assignment pursuant to Section 3.3.1.2 hereof.

        c. The Transferors shall be deemed to have assigned to Headliners the right to receive the Net Cash Flow from Virginia (defined herein) until the earlier of (a) a Virginia Closing pursuant to Section 2.3 hereof or (b) a termination of the assignment pursuant to Section 3.3.1.1 hereof.
        d. The management agreements between the Project Owners and JHF shall be deemed to have been terminated. JHF hereby waives all rights to compensation under said management agreements for any services performed after the Initial Closing Date, and shall refund to the Project Owners any payments received in compensation after that date, except for payments authorized under the Consolidated Acquisition Agreement as in effect from March 29, 2005 through May 31, 2005.

For this purpose, "Net Cash Flow" means the cash receipts from operations of the facilities owned by the Project Owner less cash expenditures directly resulting from the operations of the facilities owned by Project Owner. In the case of Virginia, Net Cash Flow will not include expenditures attributable to the development of the Virginia Project which are capital expenditures.

        1.3	Second Closing.  On the Second Closing Date, the Transferors
shall transfer to Headliners all of their record and equity interest in Louisville. Each of the Transferors shall execute and deliver such documents as are necessary to permit Headliners to assume control of Louisville and to own and operate the business carried on by Louisville, including, as needed, assignments of leaseholds, liquor licenses, permits, and any other rights, interests and privileges which may be impaired by the assignment of ownership of that Project Owner.

        1.4	Warranties.  The Transferors, jointly and severally,
represent and warrant to Headliners that:

        1.4.1 The assignment of the Transferors' interests in the Project Owners pursuant to Section 1.2 and Section 1.3 will vest in
Headliners all of the right, title and interest in the
Project Owners, free of liens, claims and encumbrances.
1.4.2	The Project Owners hold unencumbered title to the leaseholds used by the Projects, and have full unencumbered right to the revenues generated by the Projects.

        1.5	Convertible Debenture.

        1.5.1 On the Initial Closing Date Headliners issued to JHF a convertible debenture in the principal amount of $500,000 and issued to Butler a convertible debenture in the principal amount of $4,500,000 (collectively, the "March 31 Debentures"). JHF and Butler hereby surrender the March 31 Debentures, which shall have no further force or effect.

        1.5.2 On the Restated Closing Date, Headliners will issue to JHF a convertible debenture in the principal amount of Five Million Dollars
($5,000,000) (the "Convertible Debenture").    The Convertible Debentures
will be in the form annexed hereto as Appendix A. The Convertible Debentures, the Two Million Two Hundred Forty Thousand Dollars
($2,240,000) previously paid by Headliners to JHF, and the other undertakings by Headliners in this agreement will constitute the consideration given for the Project Owners other than Virginia.

	1.6	Registration Statement.  Within thirty (30) days after the
date of this amended and restated agreement, Headliners shall prepare and file with the Securities and Exchange Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Headliners in order to comply with the provisions of the Securities Act, so as to permit a public sale by JHF of the common shares issuable upon conversion of the Convertible Debenture and the shares issued in June 2004 to JHF that are referenced in Section
2.2 of this agreement (the "Registrable Shares"). In connection with the registration of the Registrable Shares, Headliners covenants and agrees as follows:

        a) Headliners will use its best efforts to cause the registration statement to be declared effective as promptly as practicable.

        b) Until either (i) all of the Registrable Shares have been sold or (ii) JHF will be able to sell all of the remaining
Registrable Shares in the public market without a prospectus within a six month period, Headliners will file such amendments to the registration statement as are necessary in order to permit continued use of the prospectus.

        c) Headliners acknowledges that JHF and Field are unfamiliar with the rules and procedures of the Securities and Exchange
Commission, and will rely on Headliners and its counsel for compliance therewith.

        1.7	Sale of Shares.

        1.7.1 Limitation on Resale. As used in this section, "Resale Shares" means both the Registrable Shares identified in Section 1.6 hereof, the shares issued to Butler pursuant to Section 3.3.1 hereof, and any shares hereafter issued to Field pursuant to Section 3.3.1. As used herein, "Resellers" means JHF, Butler and Field. The Resellers jointly agree that prior to June 27, 2005 the maximum number of Resale Shares that they will sell is the number that yields approximately Two Hundred Thirty Thousand Dollars ($230,000) in net proceeds. Commencing on June 27, 2005, the maximum number of Resale Shares which they will sell is that number of Resale Shares that yields approximately Thirty Thousand Dollars ($30,000) in net proceeds per week, averaged over a four week period; provided, however, that during the period from June 27, 2005 through August 21, 2005 the Resellers may also sell the number of shares contemplated in Section 3.3.1.1 as necessary in order to achieve the Thresholds. Upon request (made no more than once per month), the Resellers will account to Headliners for all sales of Resale Shares, showing dates of sale and net proceeds. The parties agree that any material breach by a Reseller of the covenant in this Section 1.7.1 will justify action by Headliners that will effect a de-registration of the remaining Registrable Shares. Prior to taking any action to effect a de-registration of the Registrable Shares, Headliners will give the Resellers written notice of the breach and allow them fifteen days to effect a cure.

        1.7.2	Private Transfers.  Each of the Resellers will have the right to assign any of the Resale Shares to an Authorized Transferee without that assignment being included in the calculation of the limitation on resale pursuant to Section 1.7.1. An "Authorized Transferee" will be an individual or an entity (but only if the entity is under control of a Reseller) who (a) acquires the shares in a private transaction not reported on the public market and (b) executes and delivers to Headliners a written agreement to be deemed a "Reseller" and to be subject to the obligations and limitations imposed on the Resellers by Section 1.7.1 hereof.

        1.7.3 Guarantee of Proceeds. In the event that, during the period commencing on (a) June 27, 2005 and ending on the date on which the Convertible Debenture has been satisfied, there occurs a calendar week during which it is impracticable for the Resellers to obtain $30,000 in net proceeds from the sale of Resale Shares due to reasons outside the Resellers' control, then JHF shall notify Headliners of the shortfall, and Headliners shall within seven days after receipt of said notice pay to JHF in cash the amount of the shortfall.

        1.8	Initial Closing; Restated Closing.  The "Initial Closing"
took place at the offices of Headliners on March 31, 2005 (the "Initial Closing Date"). At the Initial Closing, in addition to all deliveries recited herein, each party is deemed to have delivered to the other a certification attesting that the warranties and representations of that party made herein are true and correct on the Initial Closing Date as if made with reference to the Initial Closing Date. The "Restated Closing Date" is June 7, 2005. On the Restated Closing Date, each party will be deemed to have delivered to the other a certification attesting that the warranties and representations of that party made herein are true and correct on the Restated Closing Date as if made with reference to the Restated Closing Date.

        1.9	Second Closing.  The "Second Closing" will take place at the offices of Headliners on a date fixed by Headliners in a Closing Notice addressed to JHF. The date on which the Second Closing occurs will be the "Second Closing Date." The "Closing Notice" may be given at any time after the net proceeds realized by the Resellers from sale of Resale
Shares equal or exceed Two Million Three Hundred Thousand Dollars
($2,300,000).

        IA	CONTROL OF THE PROJECT OWNERS

        1A.1	Transfers of Title.  Immediately after the Restated  Closing
Date, each of the Transferors shall execute and deliver such documents as are necessary to permit Headliners to assume ownership and control of the five Project Owners assigned at the Initial Closing, and to own and operate the businesses carried on by the Projects, including, as needed, assignments of leaseholds, liquor licenses, permits, and any other rights, interests and privileges which may be impaired by the assignment of ownership of a Project Owner. Headliners undertakes that it will promptly prepare and file as necessary such documents as are required to effect assignments of leaseholders, liquor licenses and the like. Each party agrees that it will cooperate with the others in order to complete and file the necessary documents such that the transfers will be accomplished in compliance with the applicable regulations governing liquor licenses and other applicable government regulations.

        1A.2	Transfers of Control.   On the Restated Closing Date, each of
the Transferors shall execute and deliver such documents as are necessary to permit Headliners to assume control over the operations of Louisville and Virginia. The Transferors shall also instruct the local management of those Projects that they are to report to Headliners exclusively.
Each party agrees that it will cooperate with the others in order to complete and file the necessary documents such that the transfers of control will be accomplished in compliance with the applicable regulations governing liquor licenses and other applicable government regulations.

        1A.3	Transfers of Cash Access.  Immediately after execution of
this Agreement, each of the Transferors will cause to be delivered to Headliners at such place as is designated by Headliners all of the books and records of the seven (7) Project Owners referred to in Section 1.2 hereof. Included in the transfer will be all records of bank accounts and other accounts owned or controlled by the Project Owners or for their benefit. Also included will be all cash and other assets of the Project Owners that is under the possession or control of the Transferors. The preceding sentence will not require, however, that cash or assets in the possession and under the control of the Project Owners be transferred.
In addition, any such cash, assets or books and records that come into the Transferors' possession in the future will be immediately identified to Headliners and delivered over to Headliners.

        1A.4	Cooperation.  The Transferors agree that they will assist
Headliners, when requested, in obtaining effective control over the operations of the seven (7) Project Owners. The Transferors will instruct all managerial personnel employed by the Project Owners to report to such personnel as Headliners directs. The Transferors will also assist Headliners in obtaining such rights and licenses, including modifications or assignments of liquor licenses, as are needed in order for Headliners to own and manage the Project Owners in compliance with applicable state and local regulations.

        1A.5	Personnel.  Effective on the Restated Closing Date,
Headliners shall assume the executory contractual obligations of JHF to Luke McKee, John Dawsey, Silver Gordon and Matt Helm (the "Assigned Personnel"). The Assigned Personnel shall be either employees of or consultants to Headliners, in accordance with their relationships to JHF prior to the Restated Closing Date. JHF shall promptly pay to the Assigned Personnel all amounts due to them for services prior to the Restated Closing Date. If at any time JHF wishes to obtain the services of any of the Assigned Personnel, JHF may request that Headliners make such individual available. If Headliners provides the services of the Assigned Personnel, JHF will reimburse Headliners weekly for its expenditures with respect to the individuals provided.

        1A.6	Limitations on Project Owner Distributions.  Headliners
agrees that none of the Project Owners will make any payment to Headliners or its affiliates at any time when any of the following are unpaid: (a) any amount due and payable to the Transferors hereunder, (b) any amount due and payable to the owner of the premises leased to Louisville, or (c) any amount due and payable to the owner of the Premises leased to Virginia. Payments made by a Project Owner in satisfaction of any of the liabilities identified in the preceding sentence will not be in breach of this Section 1A.6. To secure Headliners' obligation under this Section, Louisville will at all times maintain a cash balance that equals or exceeds one month's rent to the owner of the premises leased to Louisville.

II	VIRGINIA PROJECT

	2.1	The Virginia Project.  The parties have completed development of a project in Hampton VA (the "Virginia Project") that was designed and developed by JHF with the approval of Headliners.

	2.2	Virginia Fee. JHF was responsible for supervising the
development and construction of the Virginia Project. The "Fee" charged by JHF to Headliners for design, development and completion of the Virginia Project was One Million Four Hundred Thousand Dollars ($1,400,000) plus the value of the seven million common shares issued by Headliners to JHF in June 2004. The cash Fee was payable at the Initial Closing, and payment is hereby acknowledged by JHF. The Fee included all costs and expenses of bringing the Virginia Project to its opening, including materials, labor, subcontractor invoices, and all compensation to be paid to JHF for its services and reimbursement of JHF's expenses. Headliners acknowledges its understanding that the following items in connection with the initiation of operations of the Virginia Project were not included in the Fee and must be funded otherwise: inventory, training wages, utility and other deposits, advertising, initial cash drawer and similar expenditures.

	2.3	Virginia Closing.   The "Virginia Closing" will take place at
the offices of Headliners on a date fixed by Headliners in a Virginia
Closing Notice addressed to JHF. The date on which the Virginia Closing occurs will be the "Virginia Closing Date." The "Virginia Closing
Notice" may be given at any time after the net proceeds realized by the Resellers from sale of Resale Shares equal or exceed Six Hundred Seventy-Five Thousand Dollars ($675,000). On the Virginia Closing Date, the Transferors shall transfer to Headliners all of their record and equity interest in Virginia. The Transferors shall execute and deliver such documents as are necessary to permit Headliners to assume control of Virginia and to own and operate the business carried on by Virginia, including, as needed, assignments of leaseholds, liquor licenses, permits, and any other rights, interests and privileges which may be impaired by the assignment of ownership of Virginia.

III.	CONSULTING SERVICES.

        3.1	Services.  During the period commencing on June 1, 2005 and
continuing for 175 weeks after June 1, 2005, JHF will provide consulting services to Headliners in connection with its operation of the Projects and any other similar ventures jointly developed by Headliners and JHF.
JHF shall provide such services at times and in locations mutually acceptable to Headliners and JHF and reasonable under the circumstances. JHF's consulting services will include advice regarding marketing of the Projects, regarding financial management of the Projects, regarding personnel recruitment and practices, and regarding such other matters of expertise with respect to the operation of the Projects and the Project Owners as JHF has accumulated.

        3.2	Assignment of Obligations.  At any time during the term of
this Article III, the principals of JHF may organize a separate entity or entities, independent of JHF, for the purpose of assuming JHF's responsibilities under this Section III and receiving the related compensation. Throughout this Section III, any reference to JHF will include any assignee of JHF permitted under this Section 3.2.

        3.3	Compensation.  The following payments and deliveries shall be made to Butler, Field and JHF in compensation for the consulting services to be rendered pursuant to this Article III.

        3.3.1	Stock.  On the Initial Closing Date Headliners issued to
Butler, on behalf of JHF, 770,000 shares of Headliners common stock that had a Market Value of Two Million Three Hundred Thousand Dollars ($2,300,000), receipt of which is hereby acknowledged. Butler agrees that he will sell the shares in accordance with the schedule set forth in
Section 1.7 hereof, and shall deliver to Headliners copies of the confirmations of each sale. Three days after Butler notifies Headliners that he has sold all of the shares issued pursuant to this Section 3.3.1, Headliners shall issue to Field additional shares of Headliners common stock whose Market Value equals the remainder of (i) $2,300,000 less (ii) the net proceeds of sales by JHF of shares previously issued pursuant to this Section 3.3.1 plus any payments by Headliners pursuant to Section
1.7.3 or Section 3.3.1.1 or Section 3.3.1.2. Headliners shall continue to issue shares to Field in this manner until the earlier of (x) the date on which the net proceeds of sales by Butler and Field plus payments pursuant to Section 1.7.3 and Section 3.3.1.1 equal $2,300,000 or (y) the date on which, pursuant to Section 3.3.1.2 hereof, JHF terminates Headliners' right to give notice of the Second Closing Date. The issuance of shares pursuant to this Section 3.3.1 shall be made pursuant to the terms of an equity incentive plan that Headliners shall register with the SEC on Form S-8 and no additional registration statement will be necessary to permit Butler and Field to resell the shares to the public. Headliners acknowledges that the shares being issued pursuant to this
Section 3.3.1 compensate JHF primarily for services that will be rendered promptly after the Initial Closing Date, involving assistance in implementing systems and personnel necessary in order for the Project Owners to function as subsidiaries of a public company. For that reason, Headliners agrees that its obligation under this Section 3.3.1 is absolute and the shares to be issued hereunder are non-refundable, notwithstanding non-performance, underperformance or other breach by JHF, Butler or Field. Headliners' obligation under this Section 3.3.1 shall not be subject to any right of offset. In the event that Butler or Field hold shares acquired pursuant to this Section 3.3.1 at a time when the net proceeds of sales by Butler and Field of shares issued pursuant to this Section 3.3.1 plus any payments by Headliners pursuant to Section 1.7.3, Section 3.3.1.1 or Section 3.3.1.2 equals $2,300,000, then Butler or Field, as the case may be, will promptly surrender those shares to Headliners.

        3.3.1.1 Liquidation Shortfall - Virginia. For purposes hereof, the "Virginia Testing Dates" and related "Thresholds" shall be June 21, 2005 - $410,000, July 21, 2005 - $542,000 and August 22, 2005 - $675,000.
If on a Virginia Testing Date, despite best efforts by the Resellers, the net proceeds of sales by the Resellers of Headliners shares (including $180,000 in net proceeds realized prior to the date of this Amended Agreement) is less than the related Threshold, then Headliners will have thirty (30) days after the Virginia Testing Date to effect a cure. The shortfall will be deemed to have been cured if on or before that thirtieth day the aggregate of (a) the net proceeds as of the Virginia Testing Date plus (b) net proceeds realized by the Resellers after the Virginia Testing Date in excess of Thirty Thousand Dollars ($30,000) per week plus (c) cash paid by Headliners to JHF pursuant to Section 1.7.3 or for this purpose equals or exceeds the Threshold. In the event that Headliners fails to effect a cure for the shortfall within the terms of this Section 3.3.1.1, JHF may by written notice to Headliners terminate Headliners' right hereunder to give notice of a Virginia Closing Date and terminate the assignment of Net Cash Flow of Virginia described in
Section 1.2 hereof and the assignment of control over the operations of Virginia described in Article IA hereof. JHF's right to terminate Headliners' rights with respect to Virginia will be the Resellers' exclusive remedy for Headliners' failure to cure a shortfall within the terms of this Section 3.3.1.1

        3.3.1.2 Liquidation Shortfall - Louisville. In the event that on the date which is fifty-eight (58) weeks after the Restated Closing Date (the "Louisville Testing Date"), despite best efforts by the Resellers, the net proceeds of sales by the Resellers of Headliners shares is less than Two Million Three Hundred Thousand Dollars ($2,300,000), then Headliners will have sixty (60) days after the Louisville Testing Date to effect a cure. The shortfall will be deemed to have been cured if on or before that sixtieth day the aggregate of (a) the net proceeds realized by the Resellers from sale of Headliners shares plus (b) cash paid by Headliners to JHF pursuant to Section 1.7.3 or for this purpose equals or exceeds $2,300,000. In the event that Headliners fails to effect a cure for the shortfall within the terms of this Section 3.3.1.2, JHF may by written notice to Headliners terminate Headliners' right hereunder to give notice of a Second Closing Date and terminate the assignment of Net Cash Flow of Louisville described in Section 1.2 hereof and the assignment of control over the operations of Louisville described in
Article IA hereof. JHF's right to terminate Headliners' rights with respect to Louisville will be the Resellers' exclusive remedy for Headliners' failure to cure a shortfall within the terms of this Section 3.3.1.2

        3.3.2	Cash.  Headliners will pay to JHF a cash fee for the
consulting services provided pursuant to this Article III. The fee shall consist of One Hundred Seventy-Five (175) consecutive weekly payments of Six Thousand Dollars ($6,000), commencing on June 1, 2005 - i.e. a total fee of One Million Fifty Thousand Dollars ($1,050,000). Each weekly payment will be made on Tuesday by ACH automatic transfer.

        IV	WARRANTIES AND REPRESENTATIONS

        4.1 	Transferors Warranties.  The Transferors, jointly and
severally, warrant and represent to Headliners that:

	4.1.1	Governmental Matters.  JHF has each permit, license, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other
U.S., state, county, local or foreign governmental authority, instrumentality, agency or commission that is required by or with respect to the Project Owners, the Projects and their business ("Government Privileges"). On the Initial Closing Date, the Project Owners will have all such Government Privileges in full force and effect. JHF has not received notice that any governmental agency or authority is actively contemplating withdrawing or terminating any of the Governmental
Privileges.

	4.1.2	Taxes.  Each of the Project Owners has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith. There is no material claim for taxes that is a lien against the property of any Project Owner other than liens for taxes not yet due and payable.

	4.1.3 	Pending Actions.  There are no material legal actions,
lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting any of the Project Owners. None of the Project Owners is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of the Project Owner.

	4.1.4	Financial Statements.  JHF has delivered to Headliners the
audited financial statements of the Project Owners as of December 31, 2004 ("Project Financial Statements"). The Project Financial Statements fairly present the financial condition of the Project Owners as of the date shown on the Project Financial Statements and the results of operations of the Project Owners for the period covered in the Project Financial Statements.

	4.1.5.	Absence Of Certain Changes Or Events.  To the knowledge of
JHF, since December 31, 2004:

	(A)	there has not been (i) any material adverse change in the
business, operations, properties, assets, or condition of the Projects or
(ii) any damage, destruction, or loss to any of the Projects (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of that Project, except such events as have been brought to the knowledge of Headliners by direct correspondence or other media;

	(B)	None of the Project Owners has (i) made any material change
in its method of management, operation, or accounting; (ii) other than in the ordinary course of business, entered into any other material transaction; (iii) other than pursuant to any existing employment agreement, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (iv) other than pursuant to any existing employment agreement, increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (v) other than pursuant to any existing employment agreement, made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

	(C)	None of the Project Owners has (i) materially borrowed or
agreed to borrow any funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the Project Financial Statements and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except non-material assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except non-material debts or claims which in the aggregate are of a value of less than $50,000); or
(iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Project); and

	(D)	to the knowledge of the Transferors, none of the Projects has become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on the Project.

	4.1.6	Ownership of Assets.  Except as specifically identified in the
Project Financial Statements, each of the Project Owners has good, marketable title, without any liens or encumbrances of any nature whatever, to all of its assets.

	4.1.7 	No Interest in Suppliers, Customers, Creditors or Competitors.
Neither JHF nor any principal or executive of JHF nor any member of their respective families has any interest of any nature whatever in any supplier, creditor or competitor of any of the Projects.

	4.1.8.	No Debt Owed to JHF.  None of the Project Owners owes any money or property to JHF or to a principal or executive of JHF or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly, except for balances stemming out of the recording of opening balances on March 31, 2005 for the transfer of cash balances, recorded inventory, or prepaid expenses less liabilities assumed.

	4.1.9.	Compliance with Laws.  The operations of the Projects have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.

	4.1.10	Liabilities.  As of the Restated Closing Date, each of the
Project Owners owns its Project free of liens, claims or encumbrances, none of the Project Owners is liable for any debt, and none of the Project Owners is liable for accounts payable in excess of Five Thousand Dollars ($5,000), except for balances stemming out of the recording of opening balances on March 31, 2005 for the transfer of cash balances, recorded inventory, or prepaid expenses less liabilities assumed.

        4.2  	Headliners Warranties.  Headliners warrants and represents to the Transferors that:

        4.2.1	Due Authority. The execution, delivery, and performance of
this Agreement by the executive officers of Headliners has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the parties, will constitute the valid and binding obligation of Headliners enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights

        4.2.2	SEC Filings.  The reports filed by Headliners with the SEC
since January 1, 2004 are complete and accurate in all material respects, and comply with the filing requirements of the Rules of the SEC.

	4.2.3	Absence Of Certain Changes Or Events.  Except as set forth in filings made by Headliners with the SEC, to the knowledge of Headliners, since September 30, 2004:

	(A)	there has not been (i) any material adverse change in the
business, operations, properties, assets, or condition of Headliners or
(ii) any damage, destruction, or loss to any of its properties (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Headliners;

	(B)	Headliners has not (i) made any material change in its method of management, operation, or accounting; or (ii) other than in the ordinary course of business, entered into any other material transaction;

	(C)	Headliners has not (i) materially borrowed or agreed to
borrow any funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except non-material assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except non-material debts or claims which in the aggregate are of a value of less than $50,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Headliners); and

	(D)	to the knowledge of Headliners, none of its properties has
become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a material adverse effect on Headliners.

        V.      JHF MARKS

        JHF specifically retains the right to use the JHF Marks in developing projects and properties, provided that such projects and properties do not compete directly with any of the Projects. Two properties will be deemed to be in competition with each other if they are located within fifty (50) miles of each other.

	VI	PLEDGE OF SECURITIES

	On the Restated Closing Date, Headliners will execute and tender to JHF the Securities Pledge Agreement in the form annexed hereto as Appendix B, in which Headliners will pledge 66?% of its interest in the Project Owners identified as Cincinnati, Kansas City and Tucson to secure the obligations set forth in this Agreement.

	VII	MISCELLANEOUS

        7.1  	Notice. All notices given in writing shall be effective when either served by personal delivery or by an overnight courier with a national reputation, if the signature of the intended recipient is obtained. In order to be effective, all notices shall addressed to the President of the party at the address set forth on the first page of this Agreement, or to such other address as either party may later specify by written notice.

        7.2	Governing Law.  This agreement shall be governed by the laws of the State of New Jersey applicable to contracts made and to be carried out therein.

        7.3	Arbitration.  All disputes, controversies, or claims arising out of or relating to this Agreement or a breach thereof shall be submitted to and finally resolved by arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. The arbitration shall take place in Newark, New Jersey. The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement.

        IN WITNESS WHEREOF, the parties have executed this agreement as of the date written on its first line.

HEADLINERS ENTERTAINMENT		JHF PROPERTY HOLDINGS, LLC
 GROUP, INC.

By: /s/ Eduardo Rodriguez               By: /s/ Jon H. Field
    -----------------------------       ------------------------
    Eduardo Rodriguez, C.E.O.           Jon H. Field, C.E.O.


   /s/ Jon H. Field                     /s/ Paul Butler
   ------------------------------       ------------------------
   JON H. FIELD                         PAUL BUTLER




                                 APPENDIX A


THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

                    HEADLINERS ENTERTAINMENT GROUP, INC.

                         0% Convertible Debenture

                               June 7, 2005

  No. 1                                                        US $5,000,000

        This Debenture (the "Debenture") is issued on June 7, 2005
(the "Closing Date") by Headliners Entertainment Group, Inc., a Delaware corporation (the "Company"), to JHF Property Holding, LLC (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

        1.01 Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder on March 31, 2008 (the "Payment Date") in lawful money of the United States of America and in immediately available funds the principal sum of Five Million U.S. Dollars ($5,000,000). This obligation shall not bear interest. At the Company's option, the entire principal amount that remains outstanding on the Payment Date may be converted in accordance with Section 1.02 herein. In no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such conversion.

        1.02 Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture into shares (the "Conversion Shares") of the Company's common stock, $.001 par value ("Common Stock"), at the price per share (the "Conversion Price") equal to the average of the closing bid prices of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the Conversion Date (as defined herein). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

        1.03 Right of Redemption. The Company, at its option, shall have the right to redeem, with five (5) business days advance written notice (the "Redemption Notice"), a portion or all of the outstanding principal amount of this Debenture. The redemption price shall be par.

        1.04 Events of Default. An "Event of Default" is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; or (c) events of bankruptcy or insolvency. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of the Debentures or may, notwithstanding any limitations contained in this Debenture, convert the entire principal amount of this Debentures outstanding into shares of Common Stock pursuant to Section 1.02 herein.

        2.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:

        Headliners Entertainment Group, Inc.
        501 Bloomfield Avenue
        Montclair, NJ 07042
        Attention:	Ed Rodriguez
        Telephone:	(973) 233-1233
        Facsimile:	(973) 233-1299


With a copy to:

        Robert Brantl, Esq.
        322 4th Street
        Brooklyn, NY 11215
        Telephone:	(718) 768-6045
        Facsimile:	(718) 965-4042

If to the Holder:

        JHF Property Holding, LLC
        6728 Hyland Croy
        Dublin, OH 43016
        Telephone:
        Facsimile:


        2.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof.

        2.03 Arbitration. All disputes, controversies, or claims arising out of or relating to this Debenture shall be submitted to and finally resolved by arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. The arbitration shall take place in Newark, New Jersey. The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement.

        IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.


                           HEADLINERS ENTERTAINMENT GROUP, INC.

                           By: /s/ Eduardo Rodriguez
                           -----------------------------
                           Name:   Eduardo Rodriguez

                           Title:  President



                                EXHIBIT "A"

                           NOTICE OF CONVERSION
        (To be executed by the Holder in order to convert the Debenture)

TO:


        The undersigned hereby irrevocably elects to convert US$
			 of the principal amount of the above Debenture into
Shares of Common Stock of Headliners Entertainment Group, Inc., according to the conditions stated therein, as of the Conversion Date written below.

      Conversion Date:
                                     ------------------------------------
      Applicable Conversion Price:
                                     ------------------------------------
      Signature:
                                     ------------------------------------
      Name:
                                     ------------------------------------
      Address:
                                     ------------------------------------
      Amount to be converted:        US$
                                     ------------------------------------
      Amount of Debenture
       unconverted:                  US$
                                     ------------------------------------
      Conversion Price per share:    US$
                                     ------------------------------------
      Number of shares of Common
       Stock to be issued:
                                     ------------------------------------
       Please issue the shares of
        Common Stock in the following
        name and to the following
        address:
                                     ------------------------------------
      Issue to:
                                     ------------------------------------
      Authorized Signature:
                                     ------------------------------------
      Name:
                                     ------------------------------------
      Title:
                                     ------------------------------------
      Phone Number:
                                     ------------------------------------
      Broker DTC Participant Code:
                                     ------------------------------------
      Account Number:
                                     ------------------------------------


                                 APPENDIX B

                        SECURITIES PLEDGE AGREEMENT

	This SECURITIES PLEDGE AGREEMENT (the "Agreement") is made and entered into as of June 7, 2005 by and among HEADLINERS ENTERTAINMENT GROUP, INC., a Delaware corporation with offices at 501 Bloomfield Avenue, Montclair, NJ 07042 ("Debtor") and JHF PROPERTY HOLDING, LLC, an Ohio limited liability company with offices at 6728 Hyland Croy, Dublin, OH 43016 (the "Secured Party").

                                  RECITALS

	Pursuant to the terms of a Consolidated Acquisition Agreement dated March 29, 2005, as amended by the Amended and Restated Consolidated Acquisition Agreement dated June 6, 2005 (collectively, the "Secured Agreement"), the Debtor agreed to make certain payments and deliveries to the Secured Party in exchange for the equity in certain entities now owned by the Secured Party. Pursuant to the provisions of the Secured Agreement, the Debtor has agreed to provide certain collateral to secure the Debtor's obligations to the Secured Party under the Secured
Agreement.

	NOW, THEREFORE, in consideration of the foregoing and of the covenants set forth herein, the Secured Party and the Debtor hereby agree as follows:

                                ARTICLE I

                                COLLATERAL

	As security for the Debtor's obligations under the Secured Agreement, the Debtor hereby grants to the Secured Party a continuing security interest in a divided two-third's share of Debtor's right, title and interest in each of the following entities (the "Collateral"):

        a.   1133 Sycamore St. LLC (Cincinnati)
        b.   4115 Mill Street LLC (Kansas City)
        c.      296 N. Stone LLC (Tucson)

The Collateral shall be reduced as the Debtor's obligation to the Secured Party under the 0% Convertible Debenture dated the same date as this agreement (the "Debenture") is satisfied. When the Debtor's obligation under the Debenture has been reduced by One Million Dollars ($1,000,000), the pledge of the Debtor's interest in the entity identified as
"Cincinnati" will terminate.   When the Debtor's obligation under the
Debenture has been reduced by Two Million Dollars ($2,000,000), the pledge of the Debtor's interest in the entity identified as "Kansas City"
will terminate.    When the Debtor's obligation under the Debenture has
been reduced by Three Million Dollars ($3,000,000), this agreement and the pledge of Debtor's interest in the entity identified as Tucson will terminate.

                                ARTICLE II

                           OBLIGATIONS SECURED

	The Collateral and the power of collection pertaining thereto shall secure the prompt and complete performance and payment of any and all obligations of the Debtor to the Secured Party pursuant to the Secured Agreement, except such obligations as to which the Secured Agreement recites an exclusive remedy, together with all fees, expenses, commissions, charges, penalties, and other amounts owing by or chargeable to the Debtor under this Agreement (collectively, the "Obligations").


                               ARTICLE III

                DUTIES OF THE DEBTOR REGARDING COLLATERAL

	At all times hereafter, the Debtor shall:

        (a)     maintain good and complete title to the Collateral;

        (b) keep the Collateral free and clear at all times of all other security interests, liens, or encumbrances of any kind, including, without limitation, any lien arising as a result of the Debtor's failure to pay any and all taxes or governmental assessments or charges of any kind whatsoever;

        (c) refrain from selling, assigning or otherwise disposing of any of the Collateral without the prior written consent of the Secured Party, or until all of the Debtor's obligations have been paid in full; and

        <d)     refrain from transferring or impairing the assets
of any entity included in the Collateral outside the ordinary course of business without the prior written consent of the Secured Party or until all of the Debtor's obligations have been paid in full.

                               ARTICLE IV

                           EVENTS OF DEFAULT

	Section 4.1 	Definition.  For purposes hereof, the failure of
the Debtor to perform or comply with any act, duty or obligation required to be performed under this Agreement or under the Secured Agreement shall be an "Event of Default" if such failure is not remedied within ten (10) days following receipt by the Debtor of notice of such failure from the Secured Party.

	Section 4.2  	Rights and Remedies Upon Default.  If an Event of
Default shall have occurred and be continuing, the Secured Party may, at his sole option, without notice or demand, declare the Obligations to be immediately due and payable. As to any Collateral, the Secured Party shall have the rights and remedies of any secured creditor under the Uniform Commercial Code as in effect, from time to time, in New Jersey ("UCC"), such rights to be exercised in such order or manner as the Secured Party may determine in his sole discretion against the Debtor.
If for any reason the Secured Party should be required by law or otherwise to give notice to the Debtor of the sale of any Collateral, the Debtor agrees that any written notice sent by overnight delivery service not less than five (5) calendar days before the sale or mailed postage prepaid to the Debtor's executive offices (attention: President) not less than ten (10) calendar days before the sale shall be deemed reasonable and adequate.

                                  ARTICLE V

                                   WAIVERS

	Section 5.1  	Waivers of Rights.  The Debtor waives any right
to require the Secured Party to (a) proceed against any person, (b) proceed against any other collateral under any other agreement, (c) pursue any other remedy in the Secured Party's power, and (d) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

	Section 5.2  	Waiver of Defense.  The Debtor waives any defense
that it may have to the exercise by Secured Party of its rights under this Agreement, other than payment in full of the Obligations.

                                 ARTICLE VI

                               MISCELLANEOUS

	Section 6.1  	Attorney-in-Fact.  The Debtor appoints the
Secured Party its true attorney-in-fact to perform any of the following powers, which are irrevocable until termination of this Agreement and may be exercised, from time to time, by the Secured Party in the event of an Event of Default: (i) to perform any obligation of the Debtor hereunder in the Debtor's name or otherwise; (ii) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral, to accept other property in exchange for the Collateral, and any money or property received in exchange for the Collateral may be applied to the Obligations to the Secured Party or held by the Secured Party under this Agreement;
(iii) to make any compromise or settlement the Secured Party deems desirable or proper in respect of the Collateral; (iv) to insure, process and preserve the Collateral. The foregoing power of attorney shall take effect only upon an Event of Default or upon failure by Debtor to perform any of its obligations hereunder. The Debtor further authorizes the Secured Party to file Form UCC-1 Financing Statements naming Debtor as the debtor thereunder without the signature of Debtor in such jurisdictions as shall be necessary to perfect Secured Party's security interest as contemplated by the Agreement.

	Section 6.2  	Fees and Expenses.  On demand by the Secured
Party, after an Event of Default, the Debtor shall pay all reasonable fees, costs, and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred by the Secured Party in connection with (a) filing or recording any documents (including all taxes in connection therewith) in public offices; and (b) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Collateral or defending or prosecuting any actions or proceedings arising out of or related to the Collateral.

	Section 6.3  	No Waiver.  No course of dealing between the
Debtor and the Secured Party, nor any failure to exercise nor any delay in exercising, on the part of the Secured Party, any right, power, or privilege under this Agreement or under the Secured Agreements shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement by the Secured Party shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege by the Secured Party.

	Section 6.4  	Amendments; Entire Agreement.  This Agreement is
subject to modification only by a writing signed by the parties. To the extent that any provision of this Agreement conflicts with any provision of the Secured Agreements, the provision giving the Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Secured Party under the Secured Agreements. This Agreement, the Project Agreement, the Properties Agreement, and the documents relating thereto comprise the entire agreement of the parties with respect to the matters addressed in this Agreement.

	Section 6.5  	Further Assurances.  At the Secured Party's
request, Debtor shall execute and deliver to the Secured Party any further instruments or documentation, and perform any acts, that may be reasonably necessary or appropriate to implement this Agreement, including without limitation any instrument or documentation reasonably necessary or appropriate to create, maintain, perfect, or effectuate the Secured Party's security interests in the Collateral.

	Section 6.6  	Release.  At such time as the Debtor shall
completely satisfy all of the Obligations or such time as this agreement shall terminate as set forth in Article I, the Secured Party shall execute and deliver to the Debtor all assignments and other instruments as may be reasonably necessary or proper to terminate this Agreement and the Secured Party's security interest in the Collateral, subject to any disposition of the Collateral which may have been made by the Secured Party pursuant to this Agreement, and shall file a UCC-3 Termination Statement in every jurisdiction where it filed a UCC-1 in the name of the Debtor. For the purpose of this Agreement, the Obligations shall be deemed to continue if the Debtor enters into any bankruptcy or similar proceeding at a time when any amount paid to the Secured Party could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

	Section 6.7  	Successors.  The benefits and burdens of this
Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that the Debtor may not transfer any of the Collateral or any rights hereunder, without the prior written consent of the Secured Party, except as specifically permitted hereby.


	IN WITNESS WHEREOF, the Debtor and the Secured Party have duly executed this Agreement as of the day and year first written above.

HEADLINERS ENTERTAINMENT                    JHF PROPERTY HOLDING, LLC
  GROUP, INC.

By: /s/ Eduardo Rodriguez                   By: /s/ Jon H. Field
    -------------------------               -------------------------
    Eduardo Rodriguez, C.E.O.               Jon H. Field, C.E.O.